EXHIBIT 99.1

For Immediate Release

For more information, contact:
James J. Burke
Standard Motor Products, Inc.
(718) 392-0200

Jennifer Tio
Maximum Marketing Services, Inc.
(312) 226-4111 x2449
Jennifer.tio@maxmarketing.com

Standard Motor Products, Inc. Announces
First Quarter 2014 Results and a Quarterly Dividend

New York, NY, May 1, 2014......Standard Motor Products, Inc. (NYSE: SMP), an automotive replacement parts manufacturer and distributor, reported today its consolidated financial results for the three months ending March 31, 2014.

Consolidated net sales for the first quarter of 2014 were $232.8 million, compared to consolidated net sales of $230.7 million during the comparable quarter in 2013.  Earnings from continuing operations for the first quarter of 2014 were $12.4 million or 53 cents per diluted share, compared to $9.6 million or 41 cents per diluted share in the first quarter of 2013. Excluding non-operational gains and losses identified on the attached reconciliation of GAAP and non-GAAP measures, earnings from continuing operations for the first quarter of 2014 were $12.4 million or 53 cents per diluted share, compared to $9.7 million or 42 cents per diluted share in the first quarter of 2013.

37-18 Northern Blvd., Long Island City, NY  11101
(718) 392-0200
www.smpcorp.com

Commenting on the results, Mr. Lawrence I. Sills, Standard Motor Products’ Chairman and Chief Executive Officer, stated, “We are pleased to report continued operational improvements which resulted in an increase in operating profit of 27% from $16 million to $20.4 million and in operational diluted earnings per share from continuing operations from 42 cents to 53 cents.
“The earnings growth resulted primarily from an increase in gross margin from 28.5% to 29.2% combined with a reduction in SG&A expense. In gross margin, we continue to reap the benefits of our initiatives of recent years – moving production to low cost areas, increased manufacturing, savings in purchasing, and successfully integrating our prior acquisitions. The savings in SG&A resulted from continued streamlining and cost reductions in our distribution centers, as well as cost control in other areas.

“Engine Management sales were up 2.2% from the prior year. This is on the low end of our publicly stated forecast for industry growth. However, it comes on the heels of a 14% increase in the fourth quarter of 2013, when certain customers moved pipeline orders forward into the fourth quarter. We believe industry demographics remain healthy, and we continue to forecast organic growth in the low to mid-single digit range.

“Temperature Control sales were down approximately 2% from the prior year. However, the first quarter for Temperature Control essentially represents pre-season stocking orders. 2013, you may recall, was a cool summer and a poor air conditioning season, and this, we believe, was reflected in slightly reduced pre-season orders.

“On April 21st we announced two transactions. First, a $14 million investment to create a 50/50 joint venture with Gwo Yng Enterprises, a China-based manufacturer of air conditioning accumulators, filter driers, hose assemblies, and switches. This investment will provide us with a low cost source of high quality temperature control products. It will also provide an entrée into the rapidly growing China market.

“At the same time we acquired certain assets and liabilities of Annex Manufacturing, a distributor of a wide range of temperature control products, for $11.5 million. Annex’s 2013 sales were roughly $22 million, and our Temperature Control division accounted for roughly 40% of the volume. After a transition period, the Annex operations will be transferred to our facility in Lewisville, Texas.

“As we said in the prior press release, we anticipate that, exclusive of one time transition costs, both of these transactions will be accretive to earnings in 2014.

“Earlier in the year we announced the acquisition of certain assets and liabilities of Pensacola Fuel Injection, a remanufacturer of diesel fuel injectors and other related products – a rapidly growing product line. We are in the process of relocating this operation to our facility in Grapevine, Texas.

“We are confident that all three of these transactions will make us a stronger company in 2014 and the years ahead.”

The Board of Directors has approved payment of a quarterly dividend of thirteen cents per share on the common stock outstanding. The dividend will be paid on June 2, 2014 to stockholders of record on May 15, 2014.

Standard Motor Products, Inc. will hold a conference call at 11:00 AM, Eastern Time, on Thursday, May 1, 2014.  The dial in number is 866-952-7524 (domestic) or
785-424-1829 (international). The playback number is 800-757-4768 (domestic) or 402-220-7227 (international). The conference ID # is STANDARD.

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Standard Motor Products cautions investors that any forward-looking statements made by the company, including those that may be made in this press release, are based on management’s expectations at the time they are made, but they are subject to risks and uncertainties that may cause actual results, events or performance to differ materially from those contemplated by such forward-looking statements. Among the factors that could cause actual results, events or performance to differ materially from those risks and uncertainties discussed in this press release are those detailed from time-to-time in prior press releases and in the company’s filings with the Securities and Exchange Commission, including the company’s annual report on Form 10-K and quarterly reports on Form 10-Q.  By making these forward-looking statements, Standard Motor Products undertakes no obligation or intention to update these statements after the date of this release.

###

STANDARD MOTOR PRODUCTS, INC.
Consolidated Statements of Operations

(In thousands, except per share amounts)

	THREE MONTHS ENDED
	MARCH 31,
	2014	2013
	(Unaudited)
NET SALES	$232,752	$230,708

COST OF SALES	164,842	164,880

GROSS PROFIT	67,910	65,828

SELLING, GENERAL & ADMINISTRATIVE EXPENSES	47,594	49,610
RESTRUCTURING AND INTEGRATION EXPENSES	171	418
OTHER INCOME, NET	260	230

OPERATING INCOME	20,405	16,030

OTHER NON-OPERATING EXPENSE, NET	(413)	(196)

INTEREST EXPENSE	308	572

EARNINGS FROM CONTINUING OPERATIONS BEFORE TAXES	19,684	15,262

PROVISION FOR INCOME TAXES	7,277	5,696

EARNINGS FROM CONTINUING OPERATIONS	12,407	9,566

LOSS FROM DISCONTINUED OPERATION, NET OF INCOME TAXES	(682)	(392)

NET EARNINGS	$11,725	$9,174

NET EARNINGS PER COMMON SHARE:

BASIC EARNINGS FROM CONTINUING OPERATIONS	$0.54	$0.42
DISCONTINUED OPERATION	(0.03)	(0.02)
NET EARNINGS PER COMMON SHARE - BASIC	$0.51	$0.40

DILUTED EARNINGS FROM CONTINUING OPERATIONS	$0.53	$0.41
DISCONTINUED OPERATION	(0.03)	(0.01)
NET EARNINGS PER COMMON SHARE - DILUTED	$0.50	$0.40

WEIGHTED AVERAGE NUMBER OF COMMON SHARES	22,947,241	22,853,494
WEIGHTED AVERAGE NUMBER OF COMMON AND DILUTIVE SHARES	23,224,698	23,095,490

STANDARD MOTOR PRODUCTS, INC.
Segment Revenues and Operating Profit

(In thousands)

	THREE MONTHS ENDED
	March 31,
	2014		2013
	(Unaudited)
Revenues
Engine Management	$179,294		$175,509
Temperature Control	51,485		52,728
All Other	1,973		2,471
	$232,752		$230,708

Gross Margin
Engine Management	$53,195	29.7%	$51,714	29.5%
Temperature Control	11,885	23.1%	10,986	20.8%
All Other	2,830		3,128
	$67,910	29.2%	$65,828	28.5%

Selling, General & Administrative
Engine Management	$28,651	16.0%	$30,561	17.4%
Temperature Control	11,272	21.9%	11,359	21.5%
All Other	7,671		7,690
	$47,594	20.4%	$49,610	21.5%

Operating Profit
Engine Management	$24,544	13.7%	$21,153	12.1%
Temperature Control	613	1.2%	(373)	-0.7%
All Other	(4,841)		(4,562)
	20,316	8.7%	16,218	7.0%
Restructuring & Integration	(171)	-0.1%	(418)	-0.2%
Other Income, Net	260	0.1%	230	0.1%
	$20,405	8.8%	$16,030	6.9%

STANDARD MOTOR PRODUCTS, INC.
Reconciliation of GAAP and Non-GAAP Measures

(In thousands, except per share amounts)
	THREE MONTHS ENDED
	March 31,
	2014	2013
	(Unaudited)
EARNINGS FROM CONTINUING OPERATIONS
GAAP EARNINGS FROM CONTINUING OPERATIONS	$12,407	$9,566

RESTRUCTURING AND INTEGRATION EXPENSES (NET OF TAX)	103	251
GAIN FROM SALE OF BUILDINGS (NET OF TAX)	(157)	(157)
NON-GAAP EARNINGS FROM CONTINUING OPERATIONS	$12,353	$9,660

DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS
GAAP DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$0.53	$0.41

RESTRUCTURING AND INTEGRATION EXPENSES (NET OF TAX)	-	0.01
GAIN FROM SALE OF BUILDINGS (NET OF TAX)	-	-

NON-GAAP DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$0.53	$0.42

MANAGEMENT BELIEVES THAT EARNINGS FROM CONTINUING OPERATIONS  AND DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS BEFORE SPECIAL ITEMS, WHICH ARE NON-GAAP MEASUREMENTS, ARE MEANINGFUL TO INVESTORS BECAUSE THEY PROVIDE A VIEW OF THE COMPANY WITH RESPECT TO ONGOING OPERATING RESULTS. SPECIAL ITEMS REPRESENT SIGNIFICANT CHARGES OR CREDITS THAT ARE IMPORTANT TO AN UNDERSTANDING OF THE COMPANY'S OVERALL OPERATING RESULTS IN THE PERIODS PRESENTED. SUCH NON-GAAP MEASUREMENTS ARE NOT RECOGNIZED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND SHOULD NOT BE VIEWED AS AN ALTERNATIVE TO GAAP MEASURES OF PERFORMANCE.

STANDARD MOTOR PRODUCTS, INC.
Condensed Consolidated Balance Sheets

(In thousands)

	March 31,	December 31,
	2014	2013
	(Unaudited)

ASSETS

CASH	$4,423	$5,559

ACCOUNTS RECEIVABLE, GROSS	132,990	132,170
ALLOWANCE FOR DOUBTFUL ACCOUNTS	7,089	6,969
ACCOUNTS RECEIVABLE, NET	125,901	125,201

INVENTORIES	284,468	269,447
OTHER CURRENT ASSETS	45,269	45,870

TOTAL CURRENT ASSETS	460,061	446,077

PROPERTY, PLANT AND EQUIPMENT, NET	63,955	63,646
GOODWILL AND OTHER INTANGIBLES, NET	84,183	72,866
OTHER ASSETS	32,722	32,934

TOTAL ASSETS	$640,921	$615,523

LIABILITIES AND STOCKHOLDERS' EQUITY

NOTES PAYABLE	$33,023	$21,406
CURRENT PORTION OF LONG TERM DEBT	27	59
ACCOUNTS PAYABLE	81,725	71,469
ACCRUED CUSTOMER RETURNS	37,803	31,464
OTHER CURRENT LIABILITIES	87,191	95,918

TOTAL CURRENT LIABILITIES	239,769	220,316

LONG-TERM DEBT	16	16
ACCRUED ASBESTOS LIABILITIES	23,643	23,919
OTHER LIABILITIES	21,662	21,840

TOTAL LIABILITIES	285,090	266,091

TOTAL STOCKHOLDERS' EQUITY	355,831	349,432

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$640,921	$615,523

STANDARD MOTOR PRODUCTS, INC.
Condensed Consolidated Statements of Cash Flows

(In thousands)

	THREE MONTHS ENDED
	MARCH 31,
	2014	2013
	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES

NET EARNINGS	$11,725	$9,174
ADJUSTMENTS TO RECONCILE NET EARNINGS TO NET CASH
PROVIDED BY (USED IN) OPERATING ACTIVITIES:
DEPRECIATION AND AMORTIZATION	4,084	4,273
OTHER	2,366	3,970
CHANGE IN ASSETS AND LIABILITIES:
ACCOUNTS RECEIVABLE	(852)	(29,051)
INVENTORY	(12,715)	(26,726)
ACCOUNTS PAYABLE	9,310	14,270
OTHER	(4,686)	(2,739)
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVTIES	9,232	(26,829)

CASH FLOWS FROM INVESTING ACTIVITIES

CAPITAL EXPENDITURES	(2,763)	(2,581)
ACQUISITIONS OF AND INVESTMENTS IN BUSINESSES	(12,225)	(12,760)
OTHER INVESTING ACTIVITIES	-	(596)
NET CASH USED IN INVESTING ACTIVITIES	(14,988)	(15,937)

CASH FLOWS FROM FINANCING ACTIVITIES

NET CHANGE IN DEBT	11,584	35,069
PURCHASE OF TREASURY STOCK	(4,526)	(602)
DIVIDENDS PAID	(2,984)	(2,510)
OTHER FINANCING ACTIVITIES	1,049	8,093
NET CASH PROVIDED BY FINANCING ACTIVITIES	5,123	40,050

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(503)	(636)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(1,136)	(3,352)
CASH AND CASH EQUIVALENTS at beginning of period	5,559	13,074
CASH AND CASH EQUIVALENTS at end of period	$4,423	$9,722